Exhibit 4.2

USER TESTING, INC.
AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT
Dated as of February 20, 2020

i

SCHEDULE A	SCHEDULE OF SEED SERIES INVESTORS
SCHEDULE B	SCHEDULE OF SERIES A INVESTORS
SCHEDULE C	SCHEDULE OF SERIES A-1 INVESTORS
SCHEDULE D	SCHEDULE OF SERIES B INVESTORS
SCHEDULE E	SCHEDULE OF SERIES C INVESTORS
SCHEDULE F	SCHEDULE OF SERIES D INVESTORS
SCHEDULE G	SCHEDULE OF SERIES E INVESTORS
SCHEDULE H	SCHEDULE OF SERIES F INVESTORS
SCHEDULE I	SCHEDULE OF FOUNDERS SHARES
ii

USER TESTING, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of February 20, 2020, by and among USER TESTING, INC., a California corporation (the “Company”), Darrell Benatar and David Garr (the “Founders”), holders of the Seed Series Preferred Stock (the “Seed Series Preferred Stock”) listed on Schedule A hereto (the “Seed Series Investors”), the holders of the Series A Preferred Stock (the “Series A Preferred Stock”) listed on Schedule B hereto (the “Series A Investors”), the holders of the Series A-1 Preferred Stock (the “Series A-1 Preferred Stock”) listed on Schedule C hereto (the “Series A-1 Investors”), the holders of Series B Preferred Stock (the “Series B Preferred Stock”) listed on Schedule D hereto (the “Series B Investors”), the holders of the Series C Preferred Stock (the “Series C Preferred Stock”) listed on Schedule E hereto (the “Series C Investors”), the holders of Series D Preferred Stock (the “Series D Preferred Stock”) listed on Schedule F hereto (the “Series D Investors”), the holders of Series E Preferred Stock (the “Series E Preferred Stock”) listed on Schedule G hereto (the “Series E Investors”) and the holders of Series F Preferred Stock (the “Series F Preferred Stock” and, together with the Seed Series Preferred Stock, the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”) listed on Schedule H hereto (the “Series F Investors” and, together with the Seed Series Investors, Series A Investors, Series A-1 Investors, Series B Investors, Series C Investors, Series D Investors and Series E Investors, each, an “Investor” and, collectively, the “Investors”).
RECITALS
A.    The Company, the Founders, the Seed Series Investors, the Series A Investors, the Series A-1 Investors, the Series B Investors, the Series C Investors, the Series D Investors and the Series E Investors are parties to that certain Amended and Restated Investors’ Rights Agreement dated as of February 28, 2019 (the “Prior Agreement”).
B.    In connection with that certain Series F Preferred Stock Purchase Agreement dated as of the date hereof, as the same may be amended from time to time (the “Purchase Agreement”), the Company will sell and issue shares of Series F Preferred Stock to certain of the Investors.
C.    The execution of this Agreement on or by the Initial Closing (as defined in the Purchase Agreement) is a condition of the parties’ obligations under the Purchase Agreement.
NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree that the Prior Agreement is hereby amended and restated in its entirety to read in full as follows:

1.    Registration Rights.
The Company covenants and agrees as follows:
1.1    Definitions.
For purposes of this Section 1:
(a)    The term “Act” means the Securities Act of 1933, as amended.
(b)    The term “Form” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
(c)    The term “Founders Shares” means the 9,514,532 shares of Common Stock of the Company (the “Common Stock”) (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations (collectively, “Recapitalizations”)) issued to the Founders in the amounts set forth on Schedule I hereto.
(d)    The term “Holder” means any person owning or having the right to acquire Registrable Securities (as defined below) or any assignee thereof in accordance with Section 1.11 hereof; provided, however, that the Founders shall not be deemed “Holders” for purposes of Sections 1.2, 1.4, 1.7, 1.12 and 3.10.
(e)    The term “Initial Public Offering” means the first underwritten public offering of securities of the Company pursuant to an effective registration statement under the Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction).
(f)    The term “1934 Act” means the Securities Exchange Act of 1934, as amended.
(g)    The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.
(h)    The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Company’s Preferred Stock, (ii) the Founders Shares; provided, however, that such Founders Shares shall not be deemed Registrable Securities and the holders thereof shall not be deemed Holders for the purposes of Sections 1.2, 1.4, 1.7, 1.12 and 3.10, (iii) any Common Stock held by holders of Preferred Stock, (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) or (ii) above, excluding in all cases, however, any Registrable Securities sold by a person (x) in a transaction in which his, her or its rights under this Agreement are not assigned, (y) pursuant to a registration statement under the Act that has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, or (z) in a transaction in which such Registrable Securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Act.
(i)    The number of shares of “Registrable Securities then outstanding” shall be equal to the aggregate of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.
(j)    The term “SEC” shall mean the Securities and Exchange Commission.
(k)    The term “Qualified Public Offering” shall be as defined in the Company’s Amended and Restated Articles of Incorporation (the “Articles”).
1.2    Request for Registration.
(a)    Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) January 1, 2020 or (ii) six (6) months after the effective date of the Initial Public Offering, a written request from the Holders of at least a majority of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of (i) at least thirty percent (30%) of the then outstanding Registrable Securities, or (ii) a lesser percent of the Registrable Securities if the anticipated aggregate offering price, net of underwriting discount and commissions, would exceed $20,000,000, then the Company shall, within twenty (20) days of the receipt thereof; give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use best efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).
(b)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by at least a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis (as nearly as practicable) based on the number of Registrable Securities held by all such Holders (including the Initiating Holders), provided that no Registrable Securities shall be excluded unless and until all other securities of the Company have been excluded; and provided further that at least twenty percent (20%) of the Registrable Securities requested to be included in such underwriting are in fact so included, except in the case of the Company’s Initial Public Offering (in which case there shall be no requirement to include any of the Registrable Securities subject to the other caveats provided in this section). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.
(c)    In addition, the Company shall not be required to effect a registration pursuant to this Section 1.2:
(i)    after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective;
(ii)    during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 1.3, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;
(iii)    if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4; or
(iv)    in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act.
(d)    Deferral of Registration. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 1.2, a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be materially detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 180 days following receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period; provided further, that the Company shall not register any securities for the account of itself or any other shareholder during such 180 day period (other than an Excluded Registration (as defined below)).

1.3    Company Registration.
(a)    If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered (each case, an “Excluded Registration”)), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 1.5(e), use its best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.
(b)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.
1.4    Form S-3 Registration.
In case the Company shall receive from any Holders holding at least twenty-five percent (25%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:
(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
(b)    use best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:
(i)    if Form S-3 is not available for such offering by the Holders;

(ii)    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,000,000;
(iii)    if the Company furnishes to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good-faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 180 days after receipt of the request of the Initiating Holders under this Section 1.4; provided, however, that the Company shall not invoke this right more than once in any twelve (12) month period; provided further, that the Company shall not register any securities for the account of itself or any other shareholder during such 180 day period (other than an Excluded Registration);
(iv)    if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; or
(v)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act.
(c)    Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2 or Section 1.3.
1.5    Obligations of the Company.
Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement;
(b)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;
(c)    furnish to each Holder (i) a draft copy of the registration statement, and (ii) such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it;
(d)    use best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, where not otherwise required, or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;
(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters mutually acceptable to the Company and the Holders and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then subject to Section 1.2, the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders, according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders, except that no Registrable Securities of Holders other than the Founders shall be excluded until all Founders Shares and Common Stock held by directors, officers and employees of the Company have been excluded), but in no event shall the amount of securities of the selling Holders (other than the Founders) included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the Initial Public Offering of the Company’s securities, in which case the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder’s securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling shareholder,” and any pro rata reduction with respect to such “selling shareholder” shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such “selling shareholder,” as defined in this sentence;
(f)    notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. At the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;
(g)    cause all such Registrable Securities registered pursuant to this Section 1 to be listed on each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed; provided that in the case of a registration effected pursuant to Section 1.2, which registration constitutes the Initial Public Offering, the Registrable Securities shall be listed on a national securities exchange or the NASDAQ Global Select Market system;
(h)    provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(i)    use its best commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters and to the Holders requesting registration of Registrable Securities, and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters and to the Holders requesting registration of Registrable Securities;
(j)    promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(k)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and
(l)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
1.6    Information from Holder.
(a)    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.
(b)    The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 if, due to the operation of Section 1.6(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 1.2(a).

1.7    Expenses of Registration.
All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including, without limitation, all registration, filing and qualification fees (including “blue sky” fees), printers’ and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder) shall be borne by the Company; and if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders; provided, however, notwithstanding the foregoing, the Company shall have no obligation under the foregoing clause with respect to more than two registrations initiated under Section 1.2 hereof or one registration initiated under Section 1.4 hereof. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of at least a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be registered in the withdrawn registration), provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 or Section 1.4.
1.8    Delay of Registration.
No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
1.9    Indemnification.
In the event any Registrable Securities are included in a registration statement under this Section 1:
(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter, within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, partner, member officer, director, shareholder, counsel, accountant, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with information furnished expressly for use in connection with such registration by any such Holder, partner, member, officer, director, shareholder, counsel, accountant, underwriter or controlling person.
(b)    To the extent permitted by law, each selling Holder, on a several and not joint basis, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other shareholder selling securities in such registration statement and any controlling person of any such underwriter or other shareholder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (but excluding clause (iii) of the definition thereof) in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 1.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Holder, provided that in no event shall any indemnity under this Section 1.9(b) exceed the net proceeds from the offering received by such Holder.
(c)    Promptly after receipt by an indemnified party under this Section 1.9 of actual knowledge of the commencement of any action or proceeding (including any governmental action or proceeding) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding, if prejudicial to its ability to defend such action or proceeding, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 1.9.
(d)    If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder; shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of and the relative benefits received by the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided that no person guilty of fraud shall be entitled to contribution. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The relative benefits received by the indemnifying party and the indemnified party shall be determined by reference to the net proceeds and underwriting discounts and commissions from the offering received by each such party. In no event shall any contribution under this Section 1.9(d) exceed the net proceeds from the offering received by such Holder, less any amounts paid under Section 1.9(b). No individual or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any individual or entity who was not guilty of such fraudulent misrepresentation.
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)    The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.10    Reports Under Securities Exchange Act of 1934.
With a view to making available to the Holders the benefits of Rule 144 under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
(a)    make and keep public information available, as those terms are understood and defined in Rule 144 of the Act, at all times after the effective date of the Initial Public Offering;
(b)    take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;
(c)    file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and
(d)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 of the Act (at any time after ninety (90) days after the effective date of the Initial Public Offering), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.
1.11    Assignment of Registration Rights.
The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee, member, retired member or assignee of such securities that (i) is a subsidiary, affiliate, parent, partner, limited partner, retired partner or shareholder of a Holder, (ii) is a Holder’s immediate family member (spouse or child) or trust for the benefit of an individual Holder, (iii) after such assignment or transfer, holds at least ten percent (10%) of the shares of Registrable Securities (subject to appropriate adjustment for Recapitalizations) or (iv) with the prior written consent of the Company, after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for Recapitalizations), provided: (a) in the case of (i), (ii) and (iii), the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing, a copy of which writing is provided to the Company at the time of transfer, to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.13; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving, notices or taking any action under this Section 1.
1.12    Limitations on Subsequent Registration Rights.
From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities then held by all Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to make a demand registration of their securities which could result in such registration statement being declared effective prior to either of the dates set forth in Section 1.2(a) or within 120 days of the effective date of any registration statement effected pursuant to Section 1.2.
1.13    “Market Stand-Off’ Agreement.
Each Holder hereby agrees that it will not, directly or indirectly, without the prior written consent of the Company and the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Public Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately before the effective date of the Initial Public Offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and greater than three percent (3%) shareholders of the Company enter into similar agreements. The underwriters in connection with the Initial Public Offering are intended third party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto; further, each Holder hereby agrees to enter into written agreements with such underwriters containing terms substantially equivalent to the terms of this Section 1.13, and each Holder hereby agrees that such underwriters shall be entitled to require each such Holder to enter into such a written agreement. Notwithstanding the foregoing, nothing in this Section 1.13 shall prevent a Holder from making a transfer of any Common Stock that was listed on a national stock exchange, actively traded over-the-counter or traded on the NASDAQ Global Select Market at the time it was acquired by the Holder or was acquired by such Holder pursuant to Rule 144A of the Act, including any shares acquired in the Initial Public Offering.
In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
1.14    Termination of Registration Rights.
No Holder shall be entitled to exercise any right provided for in this Section 1 (a) after five (5) years following the consummation of a Qualified Public Offering or (b) as to any Holder, such earlier time at which such Holder holds less than one percent (1%) of the outstanding capital stock of the Company and all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144 of the Act) can be sold in any ninety (90) day period without registration in compliance with Rule 144 of the Act.
2.    Covenants of the Company.
2.1    Delivery of Financial Statements.
The Company shall deliver to each Investor holding at least five percent (5%) (appropriately adjusted for any Recapitalizations) of the outstanding Preferred Stock (each, a “Major Investor”):
(a)    as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, (i) an audited income statement for such fiscal year, a balance sheet of the Company and statement of shareholder’s equity as of the end of such year, and a statement of cash flows for such year, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and audited and certified by independent public accountants of nationally recognized standing selected by the Company and (ii) a capitalization table showing securities outstanding at the end of such year,
(b)    as soon as practicable, but in any event within forty-five (45) days after the end of each fiscal quarter of the Company, an unaudited income statement for such fiscal quarter, a balance sheet of the Company and statement of shareholder’s equity as of the end of such quarter, and a statement of cash flows for such quarter, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP), and
(c)    as soon as practicable, but in any event at least fifteen (15) days after the end of each fiscal year, a budget and projections for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.
2.2    Inspection.
The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information, and provided further that the Company may require the Major Investor to execute a confidentiality and nondisclosure agreement prior to any such visit and inspection.
2.3    Right of First Offer.
Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company or any subsidiary of the Company of its Shares (as hereinafter defined). For purposes of this Section 2.3, Major Investor shall include any general partners and affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate, subject to applicable securities laws.
Each time the Company or any subsidiary of the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its respective capital stock (the “Shares”), the Company shall make, or shall cause such subsidiary to make, as applicable, an offering of such Shares to each Major Investor in accordance with the following provisions:
(a)    The Company shall deliver a notice in accordance with Section 3.6 (the “Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.
(b)    By written notification received by the Company, within twenty (20) calendar days after receipt of the Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all outstanding convertible and exercisable securities). The Company shall promptly, in writing, inform each Major Investor which purchases all the shares available to it (“Fully-Exercising Major Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) calendar day period commencing after receipt of such information, each Fully-Exercising Major Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Fully-Exercising Major Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by all Fully-Exercising Major Investors who wish to purchase some of the unsubscribed shares.
(c)    If all Shares that Major Investors are entitled to obtain pursuant to Section 2.3(b) are not elected to be obtained as provided in Section 2.3(b) hereof, the Company may, during the thirty (30) day period following the expiration of the period provided in Section 2.3(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.
(d)    The right of first offer in this Section 2.3 shall not be applicable to (i) shares of Series F Preferred Stock sold pursuant to the Purchase Agreement, (ii) Common Stock excluded from the definition of “Additional Stock” pursuant to Section B.4(d)(ii) of the Articles, provided, however, the securities excluded from the definition of “Additional Stock” in the Articles shall also apply to the Company’s subsidiaries for purposes of this Agreement and (iii) equity securities of a direct or indirect wholly-owned subsidiary of the Company that are issued to the Company (provided that whether a subsidiary is wholly owned by the Company will be determined without taking into account de minimis amounts of equity securities held by third parties in order to satisfy any applicable resident-shareholder, director-shareholder or similar legal requirements). In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Major Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.
(e)    The right of first offer set forth in this Section 2.3 may not be assigned or transferred to a direct competitor of the Company, as reasonably determined by the Company, provided that (i) such right is assignable by each Major Investor to any affiliate, including any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Major Investor, and (ii) such right is assignable to a transferee or assignee who holds after such transfer at least ten percent (10%) of the shares of Registrable Securities (subject to appropriate adjustment for any Recapitalization).
2.4    Proprietary Information and Inventions Agreements.
The Company shall require employees and consultants to execute proprietary information agreements in the form approved by the Board with provisions addressing confidentiality, corporate ownership of the inventions and non-solicitation of employees for a period of one (1) year after employment.
2.5    Board of Directors.
The Board shall meet at least quarterly, unless otherwise approved by the non-employee members of the Board.
2.6    Successor Indemnification.
If the Company or any of its successors or assignees consolidates with or merges into any other corporation or other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s bylaws, as the same may be amended from time to time, the Articles, or elsewhere, as the case may be.
2.7    Notice of Litigation.
For so long as any shares of Preferred Stock remains outstanding, the Company shall provide notice to the Major Investors promptly upon the filing of any material action, suit or proceeding by or against the Company.
2.8    Common Stock Vesting.
Shares of Common Stock (or options therefor) issued to employees and service providers of the Company after the date hereof shall, unless otherwise approved by a majority of the Board, which majority shall include the Directors designated by the Investors (as set forth in the Amended and Restated Voting Agreement of even date herewith, as the same may be amended from time to time), vest as follows: no shares shall vest until the completion of the twelve (12) month anniversary of the commencement of employment or service, at which time twenty-five percent (25%) of the Common Stock (or option therefor) shall vest; and the remainder shall vest in equal monthly installments over the following thirty-six (36) months, subject to the recipient’s continued employment or service. Unless otherwise approved by the Board, with respect to any shares of Common Stock purchased by any such person, the Company shall retain a “right of first refusal” on employee transfers until an Initial Public Offering, and the Company’s repurchase option shall provide that upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase any unvested shares of stock held by such person at the lower of cost and fair market value of a share of Common Stock. In addition, the Company has not issued and shall not issue, without the prior consent of the Board, any equity securities (including but not limited to options, warrants or shares of capital stock) to any person or entity unless such person or entity shall have previously executed a market standoff agreement with the Company pursuant to which such person or entity shall have agreed to provisions no less restrictive than those set forth in Section 1.13. Existing agreements regarding vesting and acceleration with employees and service providers of the Company shall not be modified or cancelled without the approval of the Board, including all of the Directors designated by the Investors (as set forth in the Amended and Restated Voting Agreement of even date herewith, as the same may be amended from time to time).
2.9    Board Observer Rights.
(a)    In the event that (i) Dave Garr is no longer a member of the Board, but continues to hold at least 1,168,929 shares of Common Stock and is an employee of the Company, and (ii) Darrell Benatar no longer holds the Board seat designated for the Company’s Chief Executive Officer and becomes the Common Designee (as defined in the Amended and Restated Voting Agreement of even date herewith, as the same may be amended from time to time), then Dave Garr shall be entitled to notice of, to attend, and to any documentation distributed to directors before, during or after, all meetings (including any action to be taken by written consent) of the Board and all committees thereof; provided, however, that the Company may withhold any information or prevent attendance at such meeting if disclosure of such information or attendance at a meeting would, in the judgment of the Company’s outside legal counsel, (i) adversely affect the attorney-client privilege between the Company and its counsel, (ii) results in the disclosure of highly confidential or proprietary information, (iii) results in a conflict of interest between Dave Gan- and the Company or (iv) cause the Board to breach its fiduciary duties. The Company will use all reasonable efforts to ensure that any withholding of information or any restriction on attendance is strictly limited only to the extent necessary as set forth in this Section 2.9.
(b)    For so long as KW Testing, LLC (or its affiliates) (“KW”) continues to hold at least 2,717,849 shares of Series B Preferred Stock, KW shall be entitled to designate, from time to time, one (1) individual who shall be entitled to notice of, to attend, and to any documentation distributed to directors before, during or after, all meetings (including any action to be taken by written consent) of the Board and all committees thereof; provided, however, that the Company may withhold any information or prevent attendance at such meeting if disclosure of such information or attendance at a meeting would, in the judgment of the Company’s outside legal counsel, (i) adversely affect the attorney-client privilege between the Company and its counsel, (ii) results in the disclosure of highly confidential or proprietary information, (iii) results in a conflict of interest between KW and the Company or (iv) cause the Board to breach its fiduciary duties. The Company will use all reasonable efforts to ensure that any withholding of information or any restriction on attendance is strictly limited only to the extent necessary as set forth in this Section 2.9.

(c)    For so long as Inspiration Ventures, L.P. (or its affiliates) (“Inspiration”) continues to hold at least 2,154,400 shares of Seed Series Preferred Stock, Inspiration shall be entitled to designate, from time to time, one (1) individual who shall be entitled to notice of, to attend, and to any documentation distributed to directors before, during or after, all meetings (including any action to be taken by written consent) of the Board and all committees thereof; provided, however, that the Company may withhold any information or prevent attendance at such meeting if disclosure of such information or attendance at a meeting would, in the judgment of the Company’s outside legal counsel, (i) adversely affect the attorney-client privilege between the Company and its counsel, (ii) results in the disclosure of highly confidential or proprietary information, (iii) results in a conflict of interest between Inspiration and the Company or (iv) cause the Board to breach its fiduciary duties. The Company will use all reasonable efforts to ensure that any withholding of information or any restriction on attendance is strictly limited only to the extent necessary as set forth in this Section 2.9.
(d)    In the event Accel Partners or its affiliates (collectively, “Accel Partners”) is no longer entitled to designate a member of the Board, but still holds at least 2,500,000 shares of Preferred Stock, Accel Partners shall be entitled to any documentation distributed to directors before, during or after, all meetings (including any action to be taken by written consent) of the Board and all committees thereof; provided, however, that the Company may withhold any information if disclosure of such information would, in the judgment of the Company’s outside legal counsel, (i) adversely affect the attorney-client privilege between the Company and its counsel, (ii) results in the disclosure of highly confidential or proprietary information, (iii) results in a conflict of interest between Accel Partners and the Company or (iv) cause the Board to breach its fiduciary duties. The Company will use all reasonable efforts to ensure that any withholding of information is strictly limited only to the extent necessary as set forth in this Section 2.9.
(e)    For so long as Greenspring Associates, Inc. (or its affiliates) (“Greenspring”) continues to hold at least 2,500,000 shares of Series D Preferred Stock, Greenspring shall be entitled to designate, from time to time, one (1) individual who shall be entitled to notice of, to attend, and to any documentation distributed to directors before, during or after, all meetings (including any action to be taken by written consent) of the Board and all committees thereof (the “Greenspring Observer”); provided, however, that the Company may withhold any information or prevent attendance at such meeting if disclosure of such information or attendance at a meeting would, in the judgment of the Company’s outside legal counsel, (i) adversely affect the attorney-client privilege between the Company and its counsel, (ii) results in the disclosure of highly confidential or proprietary information, (iii) results in a conflict of interest between Greenspring and the Company or (iv) cause the Board to breach its fiduciary duties. The Company will use all reasonable efforts to ensure that any withholding of information or any restriction on attendance is strictly limited only to the extent necessary as set forth in this Section 2.9. The Company will reimburse the Greenspring Observer for all reasonable out-of-pocket expenses incurred by the Greenspring Observer in attending meetings of the Board or any committee thereof.

(f)    For so long as Insight Venture Management, LLC (or its affiliates) (“Insight”) continues to hold at least 5,608,916 shares of Series F Preferred Stock, Insight shall be entitled to designate, from time to time, one (1) individual who shall be entitled to notice of, to attend, and to any documentation distributed to directors before, during or after, all meetings (including any action to be taken by written consent) of the Board and all committees thereof (the “Insight Observer”); provided, however, that the Company may withhold any information or prevent attendance at such meeting if disclosure of such information or attendance at a meeting would, in the judgment of the Company’s outside legal counsel, (i) adversely affect the attorney-client privilege between the Company and its counsel, (ii) results in the disclosure of highly confidential or proprietary information, (iii) results in a conflict of interest between Insight and the Company or (iv) cause the Board to breach its fiduciary duties. The Company will use all reasonable efforts to ensure that any withholding of information or any restriction on attendance is strictly limited only to the extent necessary as set forth in this Section 2.9. The Company will reimburse the Insight Observer for all reasonable out-of-pocket expenses incurred by the Insight Observer in attending meetings of the Board or any committee thereof.
2.10    Termination of Certain Covenants.
The covenants set forth in this Section 2 shall terminate and be of no further force or effect upon the consummation of a Qualified Public Offering or at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the 1934 Act. This Agreement shall terminate and be of no further force or effect upon the consummation of a transaction or series of related transactions which are deemed to be a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event (as such term is defined in the Articles), pursuant to the Articles.
3.    Miscellaneous.
3.1    Confidentiality. Each Investor agrees, severally and not jointly, that such Investor (A) will keep confidential, (B) will not disclose, divulge or use for any purpose (other than to monitor its investment in the Company) and (C) will protect to the same degree as it protects its own confidential information any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement) unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.1 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company, or (d) as required by law; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.1, (iii) to any current or prospective affiliate, partner, member, shareholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such person that such information is confidential and directs such person to maintain the confidentiality of such information, or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena; provided that such Investor promptly notifies the Company of such disclosure (provided that such Investor shall not be required to notify the Company of any disclosure in connection with an audit or regulatory examination, including, without limitation, by regulatory or self-regulatory bodies, in the course of its business) and takes reasonable steps to minimize the extent of any such required disclosure.
3.2    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
3.3    Transfer of Rights Among Affiliates. Notwithstanding anything herein to the contrary, nothing in this Agreement is intended to prevent any Investor from transferring his, her or its rights under this Agreement to any affiliate or limited partner of such Investor.
3.4    Affiliates. For the purposes of this Agreement, the terms “affiliate,” or “affiliated entities” when used herein, means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified, including without limitation any investment vehicle and/or investment fund managed and/or advised, directly or indirectly, by any affiliate (as defined in Rule 144(a) promulgated under the Securities Act of 1933, as amended) of the person specified.
3.5    Additional Closings. In the event that the Company shall conduct subsequent sales of Series F Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Series F Preferred Stock shall be deemed an Investor with all of the rights of an Investor under this Agreement; provided, that as a condition thereto such Investor shall sign a counterpart signature page to this Agreement.
3.6    Governing Law; Venue.
This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. All disputes and controversies arising, out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in Santa Clara County in the State of California, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

3.7    Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
3.8    Titles and Subtitles.
The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
3.9    Notices.
(a)    All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth the Schedules hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 3.9(a). If notice is given to the Company, a copy shall also be sent to Goodwin Procter LLP, Attention: An-Yen Hu at 601 Marshall Street, Redwood City, CA 94063 or ahu@goodwinlaw.com.
(b)    Consent to Electronic Notice. Each Investor and Founder consents to the delivery of any stockholder notice at the electronic mail address or the facsimile number set forth below such Investor’s or Founder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. Each Investor and Founder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.
3.10    Expenses.
If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
3.11    Amendments and Waivers.
Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company and (ii) the holders of a majority of the Registrable Securities then outstanding; provided, however, that if any amendment or waiver operates in a manner that treats any holder of Registrable Securities different in any material respect from other holders of Registrable Securities, the consent of such holder of Registrable Securities shall also be required for such amendment or waiver. Notwithstanding the foregoing, (a) this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of the Founders or any Investor or group of Investors hereunder in a manner disproportionate to any adverse effect such amendment or waiver would have on the rights of the other Investors hereunder, without also the written consent of the holders of at least a majority of the Registrable Securities held by such differently affected Founder or Investor, as the case may be and (b) any amendment to terminate any right of the Investors set forth in this Agreement (whether or not such amendment affects all Investors equally) shall require the approval of the holders of a majority of the outstanding shares of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together on an as-converted basis. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.
3.12    Severability.
If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable with its terms.
3.13    Aggregation of Stock.
All shares of Registrable Securities held or acquired by entities advised by the same investment adviser and affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
3.14    Entire Agreement.
Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated to read in its entirety as set forth in this Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

USER TESTING, INC.

By:	/s/ Andrew MacMillan
Name:	Andrew MacMillan
Title:	Chief Executive Officer

Address:
USER TESTING, INC.
690 5th Street
San Francisco, CA 94107
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOUNDER:

/s/ Darrell Benatar
DARRELL BENATAR

Address:
[***]
[***]

Facsimile:

FOUNDER:

DAVID GARR

Address:
[***]
[***]

Facsimile:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOUNDER:

DARRELL BENATAR

Address:
[***]
[***]

Facsimile:

FOUNDER:

/s/ David Garr
DAVID GARR

Address:
[***]
[***]

Facsimile:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

INSIGHT PARTNERS XI, L.P.

By:	Insight Associates XI, L.P., its general partner
By:	Insight Associates XI, L.P., its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Officer

INSIGHT PARTNERS (CAYMAN) XI, L.P.

By:	Insight Associates XI, L.P., its general partner
By:	Insight Associates XI, L.P., its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Officer

INSIGHT PARTNERS XI (CO-INVESTORS), L.P.

By:	Insight Associates XI, L.P., its general partner
By:	Insight Associates XI, L.P., its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Officer
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INSIGHT PARTNERS XI (CO-INVESTORS) (B), L.P.

By:	Insight Associates XI, L.P., its general partner
By:	Insight Associates XI, L.P., its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Officer

INSIGHT PARTNERS (DELAWARE) XI, L.P.

By:	Insight Associates XI, L.P., its general partner
By:	Insight Associates XI, L.P., its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Officer

INSIGHT PARTNERS (EU) XI, S.C.Sp.

By:	Insight Associates (EU) XI, S.a.r.l., its general
partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Officer
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

ACCEL GROWTH FUND III L.P.
By:	Accel Growth Fund III Associates L.L.C.
Its:	General Partner

By:	/s/ Rich Zamboldi
Attorney in Fact

ACCEL GROWTH FUND III
STRATEGIC PARTNERS L.P.

By:	Accel Growth Fund III Associates L.L.C.
Its:	General Partner

By:	/s/ Rich Zamboldi
Attorney in Fact

ACCEL GROWTH FUND INVESTORS
2014 L.L.C.

By:	/s/ Rich Zamboldi
Attorney in Fact
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

OPENVIEW VENTURE PARTNERS IV, L.P.

By:	OPENVIEW GENERAL PARTNER IV, L.P.
Its:	General Partner

By:	OPENVIEW MANAGEMENT, LLC
Its:	General Partner

By:	/s/ Rufus C. King
Name:	/s/ Rufus C. King
Title:	Chief legal Officer

OPENVIEW AFFILIATES FUND IV, L.P.

By:	OPENVIEW GENERAL PARTNER IV, L.P.
Its:	General Partner

By:	OPENVIEW MANAGEMENT, LLC
Its:	General Partner

By:	/s/ Rufus C. King
Name:	/s/ Rufus C. King
Title:	Chief legal Officer
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

GREENSPRING GLOBAL PARTNERS VII-A, L.P.

By:	Greenspring General Partner VII, L.P.,
Its:	General Partner

By:	Greenspring GP VII, Ltd.

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	COO

GREENSPRING GLOBAL PARTNERS VII-C, L.P.

By:	Greenspring General Partner VII, L.P .,
Its:	General Partner

By:	Greenspring GP VII, Ltd.

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	COO
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GREENSPRING SECONDARIES FUND III, L.P.

By:	Greenspring Secondaries General Partner III, L.P.
Its	General Partner

By:	Greenspring Secondaries GP III, LLC,
Its	General Partner

By:	Greenspring Associates, Inc.,
Its	Sole Member

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	Chief Operating Officer

GREENSPRING OPPORTUNITIES III, L.P.

By:	Greenspring Opportunities General Partner III, L.P.
Its	General Partner

By:	Greenspring Opportunities General Partner III, LLC,
Its	General Partner

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	Chief Operating Officer
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A
SCHEDULE OF SEED SERIES INVESTORS

Investor Name:

Inspiration Ventures, L.P.
[***]
[***]

Lou Doctor
[***]
[***]

John Witchel
[***]
[***]
A-1

SCHEDULE B
SCHEDULE OF SERIES A INVESTORS

Investor Name:

Lionel Chocron and Rebecca Malkin-Chocron
[***]
[***]

Clearstone Venture Partners III-A, L.P.
[***]
[***]

Clearstone Venture Partners III-B, a Delaware Multiple Services L.L.C.
[***]
[***]

Crandell Family Living Trust, dated October 26, 1992 George M. Crandell, Jr. and Linda K.
Crandell Trustees
[***]
[***]

Topiary Capital Fund I, LP
c/o Topiary Capital Fund I GP, LLC
c/o Greenough Consulting Group
[***]
[***]
[***]

Mike Faith
[***]
[***]

G. Nichols Farwell and Gail M. Farwell, JTWROS
[***]
[***]

OpenView Venture Partners IV, L.P.
OpenView Affiliates Fund W, L.P.
c/o OpenView Venture Partners
[***]
[***]
[***]
[***]
B-1

Mathieson Family Trust dated August 4, 1997
[***]
[***]

Michele and John McNellis JTWROS
[***]
[***]

The PASE Trust, Steven Berger and Paula Hughmanick Trustees
[***]
[***]

Cathy Schwartz Harris
[***]
[***]

Schwartz Living Trust dated November 13, 1981
Jeffrey E. Schwartz, Trustee
[***]
[***]

The Stemheim Trust, UDT 12/22/98
Eliezer Stemheim, Trustee
[***]
[***]
B-2

SCHEDULE C
SCHEDULE OF SERIES A-1 INVESTORS

Investor Name:

Topiary Capital Fund I, LP
c/o Topiary Capital Fund I GP, LLC
c/o Greenough Consulting Group
[***]
[***]

Clearstone Venture Partners III-A, L.P.
[***]
[***]

Morgan Stanley Smith Barney LLC as Custodian for David Wittenkamp

OpenView Venture Partners IV, L.P.
OpenView Affiliates Fund IV, L.P.
c/o OpenView Venture Partners
[***]
[***]
[***]
[***]

The PASE Trust, Steven Berger and Paula Hughmanick Trustees
[***]
[***]

Clearstone Venture Partners III-B, a DE Multiple Series LLC
[***]
[***]

The Sternheim Trust, UDT 12/22/98
Eliezer Sternheim, Trustee
[***]
[***]

Mathieson Family Trust dated August 4, 1997
[***]
[***]
C-1

Crandell Family Living Trust, dated October 26, 1992 George M. Crandell, Jr. and Linda K.
Crandell Trustees
[***]
[***]

Cathy Schwartz Harris
[***]
[***]

Schwartz Living Trust dated November 13, 1981
Jeffrey E. Schwartz, Trustee
[***]
[***]

Michele and John McNellis JTWROS
[***]
[***]

Mike Faith
[***]
[***]
C-2

SCHEDULE D
SCHEDULE OF SERIES B INVESTORS

Investor Name:

KW Testing, LLC
c/o Kern Whelan Capital, LLC
[***]
[***]
[***]

Clearstone Venture Partners III-A, L.P.
[***]
[***]

Clearstone Venture Partners III-B, a Delaware Multiple Series L.L.C.
[***]
[***]

Topiary Capital Fund I, LP
c/o Topiary Capital Fund I GP, LLC
c/o Greenough Consulting Group
[***]
[***]
[***]
D-1

SCHEDULE E
SCHEDULE OF SERIES C INVESTORS

Investor Name:

Accel Growth Fund III L.P.
Accel Growth Fund III Strategic Partners L.P.
Accel Growth Fund Investors 2014 L.L.C.

Accel Partners
[***]
[***]
[***]
[***]

with a copy to (which shall not constitute the giving of notice):

Fenwick & West LLP
[***]
[***]
[***]
[***]
[***]

OpenView Venture Partners IV, L.P.
OpenView Affiliates Fund IV, L.P.
c/o OpenView Venture Partners
[***]
[***]
[***]
[***]

with a copy to (which shall not constitute the giving of notice):

Lowenstein Sandler LLP
[***]
[***]
[***]
[***]

Anthony Casalena
[***]
[***]

E-1

Roslansky Family Trust
[***]
[***]

Hahn Family Trust Dated 12/30/13
[***]
[***]

Stewart Butterfield
E-2

SCHEDULE F
SCHEDULE OF SERIES D INVESTORS

Investor Name:

Greenspring Associates, Inc.
[***]
[***]

KW Testing II, LLC
c/o Kern Whelan Capital, LLC
[***]
[***]
[***]

UT 2016, L.P.
[***]
[***]

Topiary Capital Fund I, LP
c/o Topiary Capital Fund I GP, LLC
c/o Greenough Consulting Group
[***]
[***]
[***]

OpenView Venture Partners IV, L.P.
OpenView Affiliates Fund IV, L.P.
c/o OpenView Venture Partners
[***]
[***]
[***]
[***]

with a copy to (which shall not constitute the giving of notice):

Lowenstein Sandler LLP
[***]
[***]
[***]
[***]
F-1

Accel Growth Fund III L.P.
Accel Growth Fund III Strategic Partners L.P.
Accel Growth Fund Investors 2014 L.L.C.
Accel Partners
[***]
[***]
[***]
[***]

with a copy to (which shall not constitute the giving of notice):

Fenwick & West LLP
[***]
[***]
[***]
[***]
[***]

The Sternheim Trust, UDT 12/22/98
Eliezer Sternheim, Trustee
[***]
[***]

Mathieson Family Trust dated 8/4/97
[***]
[***]
F-2

SCHEDULE G
SCHEDULE OF SERIES E INVESTORS

Investor Name:

Accel Growth Fund III L.P.
Accel Growth Fund III Strategic Partners L.P.
Accel Growth Fund Investors 2014 L.L.C.

Accel Partners
[***]
[***]
[***]
[***]
[***]

OpenView Venture Partners IV, L.P.
OpenView Affiliates Fund IV, L.P.

c/o OpenView Venture Partners
[***]
[***]
[***]
[***]

Greenspring Global Partners VII-A, L.P.
Greenspring Global Partners VII-C, L.P.
Greenspring Opportunities III, L.P.
Greenspring Secondaries Fund III, L.P.
[***]
[***]

KW Testing III, LLC
c/o Kern Whelan Capital, LLC
[***]
[***]
[***]

DAG Ventures IV, L.P.
[***]
[***]
G-1

SCHEDULE H
SCHEDULE OF SERIES F INVESTORS

Investor Name:

Insight Partners XI, L.P.
[***]
[***]

Insight Partners (Cayman) XI, L.P.
[***]
[***]

Insight Partners XI (Co-Investors), L.P.
[***]
[***]

Insight Partners XI (Co-Investors) (B), L.P.
[***]
[***]

Insight Partners (Delaware) XI, L.P.
[***]
[***]

Insight Partners (EU) XI, S.C.Sp.
[***]
[***]
H-1

SCHEDULE I
SCHEDULE OF FOUNDERS

Founder Name	Number of Shares of Common Stock
Darrell Benatar[1]	7,176,674
Dave Garr [2]	2,337,858
Total:	9,514,532
1 Shares held by The D&L Benatar 2014 Revocable Trust, The Isabel C Benatar Irrevocable Trust, and The Maya E Benatar Irrevocable Trust.
2 Shares held by David Garr, The Lucy Pearson Garr Irrevocable Family Protection Trust, and The Katherine Sophie Garr Irrevocable Family Protection Trust.
I-1